IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: APPROACH RESOURCES INC., et al., Debtors.[1]	§ § § § § § § §	Chapter 11 Case No. 19-36444 (MI) (Jointly Administered) Re: Dkt. Nos. 671, 700

FINDINGS OF FACT, CONCLUSIONS OF LAW,
AND ORDER (I) APPROVING THE DISCLOSURE STATEMENT IN SUPPORT OF LIQUIDATION OF APPROACH RESOURCES INC. AND ITS DEBTOR AFFILIATES ON A FINAL BASIS AND (II) CONFIRMING THE JOINT PLAN OF LIQUIDATION OF APPROACH RESOURCES INC. AND ITS DEBTOR AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE2

Approach Resources Inc. and its debtor affiliates, as debtors in possession (collectively, the “Debtors” or the “Company”) having:

a.

commenced, on November 18, 2019 (the “Petition Date”), these chapter 11 cases (the “Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Court”) for relief under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

b.	continued to operate their businesses and manage their properties as debtors in possession pursuant to section 1107(a) and 1108 of the Bankruptcy Code;
c.

filed on December 14, 2020, the Second Amended Joint Plan of Liquidation of Approach Resources Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Dkt. No. 700] (as may be amended, supplemented, or modified from time to time, and including all exhibits and supplements thereto, the “Plan”), and the Disclosure Statement for Joint Plan of Liquidation of Approach Resources Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Dkt. No. 671] (as may be amended, supplemented, or modified from time to time, and including all exhibits and supplements thereto, the “Disclosure Statement”);[3]

d.

obtained, on November 10, 2020, entry of an Order (I) Conditionally Approving Proposed Disclosure Statement; (II) Establishing Solicitation and Voting Procedures; (III) Scheduling Combined Hearing; and (IV) Establishing Notice and Objection Procedures [Dkt. No. 669] (the “Disclosure Statement Order”), that, among other things, (a) conditionally approved the Disclosure Statement as having adequate information, as required under section 1125(a) of the Bankruptcy Code, (b) approved the procedures for soliciting, receiving, and tabulating votes with regard to the acceptance or rejection of the Plan (the “Solicitation and Voting Procedures”), (c) approved the forms of notice, ballots, notice of combined hearing and opt-out form (the “Combined Hearing Notice and Opt-Out Form”), and other related documents (collectively, the “Solicitation Packages”), and (d)  scheduled a combined hearing on (i) confirmation of the Plan and (ii) final approval of the Disclosure Statement (the “Combined Hearing”);

e.

caused, on or before November 16, 2020 (the “Solicitation Date”), the Solicitation Packages to be distributed consistent with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Disclosure Statement Order, as evidenced by, among other things, the Affidavit of Service [Dkt. No. 678] (the “Solicitation Affidavit”) filed by Epiq Corporate Restructuring LLC (“Epiq”), the Debtors’ Court-approved balloting agent, on November 23, 2020;

f.

caused, on or before December 4, 2020, the Notice of (A) Executory Contracts and Unexpired Leases to be Assumed by the Debtors Pursuant to the Plan, (B) Cure Amounts, if any, and (C) Related Procedures in Connection Therein [Dkt. No. 689-3] (as amended, modified, or supplemented, the “Assumption Notice”) to be distributed to counterparties to the Debtors’ executory contracts and unexpired leases, as evidenced by, among other things, the Affidavit of Service [Dkt. No. 691] (the “Contract/Lease Affidavit”) filed by Epiq on December 8, 2020;

g.

caused notice of the Combined Hearing (the “Publication Hearing Notice”) to be published in the national edition of Wall Street Journal on November 18, 2020 and the Houston Chronicle on November 18, 2020, as evidenced by, among other things, the Affidavits of Publication [Dkt. Nos. 679 and 687] (collectively, the “Publication Affidavits”) filed on November 23, 2020 and December 3, 2020, respectively;

[1]

  The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Approach Resources Inc. (4817); Approach Midstream Holdings LLC (4122); Approach Oil & Gas Inc. (7957); Approach Operating, LLC (1981); Approach Delaware, LLC (7483); Approach Services, LLC (3806); and Approach Resources I, LP (5316).  The Debtors’ mailing address is One Ridgmar Centre, 6500 West Freeway, Suite 900, Fort Worth, Texas 76116.

[2]

  The Second Amended Joint Plan of Liquidation of Approach Resources Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code is a joint plan of liquidation for the following debtors and debtors in possession: Approach Midstream Holdings LLC; Approach Oil & Gas Inc.; Approach Operating, LLC; Approach Delaware, LLC; Approach Services, LLC; and Approach Resources I, LP (collectively, the “Debtors”). See [Dkt. No. 700].

[3]	Capitalized terms not herein defined shall have the meanings ascribed to them in the Plan.

h.

filed, on December 4, 2020, the Notice of Filing of Corrected Plan Supplement for the Amended Joint Plan of Liquidation of Approach Resources Inc. and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Dkt. No. 689] (the “Plan Supplement”), and caused notice of the Plan Supplement to be made, as evidenced by the Affidavit of Service [Dkt. No. 691] filed by Epiq on December 8, 2020 (the “Plan Supplement Affidavit”, and together with the Solicitation Affidavit, the Contract/Lease Affidavit, and the Publication Affidavits, the “Notice Affidavits”);

i.

filed, on December 14, 2020, the Declaration of Emily Young of Epiq Corporate Restructuring LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Joint Plan of Liquidation of Approach Resources Inc. and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Dkt. No. 699] (the “Voting Report”);

j.

filed, on December 15, 2020, the Debtors’ (i) Memorandum of Law in Support of (a) Final Approval of the Disclosure Statement in Support of Amended Joint Plan of Liquidation of Approach Resources Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, and (b) Confirmation of Second Amended Joint Plan of Liquidation of Approach Resources Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code; and (ii) Omnibus Reply to Objections Thereto [Dkt. No. 707] (the “Confirmation Brief”);

k.

filed, on December 15, 2020, the Declaration of Sergei Krylov in Support of Entry of an Order Approving the Approach Resources Inc.’s Disclosure Statement and Confirming the Joint Plan of Liquidation of Approach Resources Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Dkt. No. 706] (the “Krylov Declaration”); and

l.

filed, on December 15, 2020, the Declaration of Brian Corio in Support of Entry of an Order Approving the Approach Resources Inc.’s Disclosure Statement and Confirming the Joint Plan of Liquidation of Approach Resources Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Dkt. No. 705] (the “Corio Declaration”, and together with the Voting Report and the Krylov Declaration, the “Confirmation Declarations”).

This Court having:

i.

scheduled December 16, 2020 at 9:00 a.m. (prevailing Central Time), as the date and time for the commencement of the Combined Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

ii.

reviewed and considered the Plan, the Disclosure Statement, the Confirmation Declarations, the Confirmation Brief, the Voting Report, the Notice Affidavits, the Plan Supplement, and all pleadings, exhibits, statements, responses, and comments regarding confirmation of the Plan (“Confirmation”) and adequacy of the Disclosure Statement, including all objections, statements, and reservations of rights filed by parties in interest on the docket of these Cases;

iii.	held the Combined Hearing and heard the statements, arguments, and objections made by counsel in respect of Confirmation and adequacy of the Disclosure Statement;
iv.	considered all oral representations, documents, filings, and evidence regarding Confirmation and adequacy of the Disclosure Statement;
v.

overruled all objections to the Plan, the adequacy of the Disclosure Statement, and Confirmation and all statements and reservations of rights not consensually resolved or withdrawn, except as expressly provided herein; and

vi.

taken judicial notice of all papers and pleadings filed in these Cases, all evidence proffered or adduced, and all arguments made at the hearings held before this Court during the pendency of these Cases.

NOW, THEREFORE, this Court having found that notice of the Combined Hearing and the opportunity for any party in interest to object to Confirmation or the adequacy of the Disclosure Statement having been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the record of these Cases and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Combined Hearing including, but not limited to, the Voting Report, the Notice Affidavits, and the Confirmation Declarations, each of which was admitted into evidence at the Combined Hearing, establish just cause for the relief granted in this Confirmation Order; and after due deliberation thereon and good cause appearing therefore, this Court hereby makes and issues the following findings of fact, conclusions of law, and order:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.	Findings and Conclusions

1.The findings and conclusions set forth herein and in the record of the Combined Hearing constitute this Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent that any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.	Jurisdiction, Core Proceeding, Applicable Law

2.This Court has jurisdiction over this matter pursuant to 28 U.S.C. §1334. These matters are core proceedings under 28 U.S.C. § 157(b)(2) and this Court may enter a final order in connection with this proceeding in accordance with Article III of the United States Constitution. The Debtors were and are qualified to be debtors in chapter 11 cases under section 109(a) and (d) of the Bankruptcy Code.

C.	Venue

3.Venue in the Bankruptcy Court for the Southern District of Texas was proper as of the Petition Date and continues to be proper pursuant to 28 U.S.C. §§ 1408 and 1409.

D.	Commencement and Joint Administration of These Cases

4.On the Petition Date, the Debtors commenced a chapter 11 case by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. On November 19, 2019, this Court entered an order authorizing the joint administration of Debtors’ chapter 11 cases in accordance with Bankruptcy Rule 1015(b). See [Dkt. No. 15].

5.Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No request for the appointment of a trustee or examiner has been made in these Cases.

E.	Judicial Notice

6.This Court takes judicial notice of (and deems admitted into evidence for purposes of Confirmation) the docket of these Cases maintained by the Clerk of the Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before this Court during these Cases.

F.	Plan Supplement

7.On December 4, 2020, the Debtors filed the Plan Supplement. The Plan Supplement complies and is consistent with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents were good and proper and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and the facts and circumstances of these Cases. No other or further notice is or will be required with respect to the Plan Supplement. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. All Holders of Claims who voted to accept the Plan and who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as supplemented by the Plan Supplement. Subject to the terms of the Plan, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date subject to compliance with the Bankruptcy Code and the Bankruptcy Rules, provided that no such alteration, amendment, update, or modification shall be inconsistent with the terms of this Order or the terms of the Plan.

G.	Disclosure Statement Order

8.On November 10, 2020, this Court entered the Disclosure Statement Order, which, among other things: (a) conditionally approved the proposed Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017; (b) approved the Solicitation and Voting Procedures; (c) scheduled December 16, 2020, at 9:00 a.m. (prevailing Central time) as the date and time for the Combined Hearing; and (d) approved notice and objection procedures.

H.	Transmittal and Mailing of Materials; Notice

9.As evidenced by, among other things, the Notice Affidavits and the Voting Report, due, adequate, and sufficient notice of the Plan (including the release, exculpation, and injunction provisions contained therein), the Plan Supplement, the Disclosure Statement, the Confirmation Hearing, the Solicitation Packages, the Combined Hearing Notice and Opt-Out Form, the Publication Hearing Notice, entry of the Disclosure Statement Order, and the resolution of disputes by this Court relating thereto has been given to, as applicable: (a) all known and unknown Holders of Claims or Interests; (b) all parties that requested notice in accordance with Bankruptcy Rule 2002; (c) all non-Debtor counterparties to executory contracts and unexpired leases; (d) all taxing authorities listed on the Debtors’ Schedules or the claims register in these Cases; (e) the U.S. Securities and Exchange Commission (the “SEC”); (f) the Railroad Commission of Texas (the “RRC”); (g) the Internal Revenue Service (the “IRS”); (h) the Comptroller of Public Accounts for the State of Texas (the “Texas Comptroller”); (i) the Office of the United States Attorney General (the “Attorney General”); (j) the Attorney General for the State of Texas (the “Texas Attorney General”); (k) the U.S. Environmental Protection Agency (the “EPA”); (l) the Office of the United States Trustee; (m) the Financial Accounting Standards Board; (n) the Texas Department of Insurance; (o) the Texas Workforce Commission; (p) the U.S. Department of Labor;

(q) the Texas Commission on Environmental Quality; and (r) all persons and entities listed on the Debtors’ mailing matrix; each of which was provided notice in substantial compliance with the Disclosure Statement Order and Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), and no other or further notice is or shall be required. Due, adequate, and sufficient notice of the Voting Deadline (as defined in the Disclosure Statement Order), the deadline to object or respond to final approval of the Disclosure Statement or confirmation of the Plan (the “Objection Deadline”), the deadline to object to the assumption and/or assumption and assignment of any Executory Contract or Unexpired Lease or to the cure cost associated therewith (the “Assumption Objection Deadline”), the Combined Hearing (as may be continued from time to time), and any other applicable dates, deadlines, and hearings described in the Disclosure Statement Order was given in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, and no other or further notice is or shall be required.

I.	Solicitation

10.The Debtors solicited votes for acceptance and rejection of the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to sections 1125, 1126, and all other applicable sections of the Bankruptcy Code, Bankruptcy Rules 3017, 3018, and 3019, the Disclosure Statement Order, and all other applicable rules, laws, and regulations. All procedures used to distribute Ballots (as defined in the Disclosure Statement Order) and Solicitation Packages to the applicable Holders of Claims and Interests and to tabulate the Ballots were fair and reasonable and conducted in good faith and in accordance with the Disclosure Statement Order and the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules for the United States Bankruptcy Court for the Southern District of Texas (the “Local Rules”), and all other applicable rules, laws, and regulations. The Debtors acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective conduct relating to the solicitation of acceptances of the Plan and the other activities described in section 1125 of the Bankruptcy Code. Accordingly, the Debtors are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article XV of the Plan.

J.	Adequacy of Disclosure Statement

11.The Disclosure Statement (a) contains “adequate information” (as such term is defined in Section 1125(a) of the Bankruptcy Code and used in Section 1126(b)(2) of the Bankruptcy Code) with respect to, among other things, the Debtors, the Plan, and the transactions contemplated therein, and (b) is hereby APPROVED in all respects.

K.	Voting Report

12.Before the Combined Hearing, the Debtors filed the Voting Report. As set forth in the Voting Report, the procedures used to tabulate the ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations.

13.As set forth in the Plan, Holders of Claims and Interests in Class 2 (Prepetition Secured Claims) and Class 4 (GUC Claims) (the “Voting Classes”) for each of the Debtors were eligible to vote on the Plan pursuant to the Solicitation and Voting Procedures. Additionally, Holders of Claims in Class 1 (Priority Non-Tax Claims) and Class 3 (Miscellaneous Secured Claims) are Unimpaired and conclusively presumed to have accepted the Plan and, therefore, are not entitled to vote to accept or reject the Plan. Holders of Claims and Interests in Class 5 (Intercompany Claims) and Class 6 (Interests) (the “Deemed Rejecting Classes”) are Impaired under the Plan, are not entitled (or otherwise anticipated) to receive or retain property under the

Plan, are conclusively deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

14.As evidenced by the Voting Report, every voting class has voted to accept the Plan.

L.	Bankruptcy Rule 3016

15.The Plan is dated and identifies the Debtors as the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and the Plan with this Court, thereby satisfying Bankruptcy Rule 3016(b).

M.	Burden of Proof

16.The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code and Bankruptcy Rule 9019 by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Further, the Debtors have satisfied their burdens with respect to each element of sections 1129(a) and 1129(b) of the Bankruptcy Code and Bankruptcy Rule 9019.

N.	Modifications of the Plan

17.The modifications made to the Plan between solicitation and the Confirmation Date as set forth in this Confirmation Order (collectively, the “Modifications”) constitute technical or clarifying changes or otherwise do not materially and adversely affect or change the treatment of any Claims against, or Interests in, the Debtors and comply in all respects with section 1127 of the Bankruptcy Code. Accordingly, pursuant to Bankruptcy Rule 3019, (a) no other or further disclosure with respect to the Modifications is required under section 1125 of the Bankruptcy Code and (b) neither resolicitation of votes on the Plan nor affording Holders of Claims and Interests in the Voting Classes the opportunity to change a previously cast Ballot is required under section 1126 of the Bankruptcy Code.

O.	Compliance with the Requirements of Section 1129 of the Bankruptcy Code

1.Sections 1129(a)(1) – Compliance with Provisions of the Bankruptcy Code

18.The Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(l) of the Bankruptcy Code, including sections 1122, 1123, 1124, and 1125 of the Bankruptcy Code.

a.	Sections 1122 and 1123(a)(1)-(4) – Classification and Treatment of Claims and Interests

19.Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan designates Classes of Claims and Interests, other than for Administrative Claims, Priority Tax Claims, Professional Fee Claims, DIP Facility Claims, and Statutory Fees, which need not be classified.4 As required by section 1122(a), each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. The Plan contains six (6) Classes of Claims and Interests, designated as Classes 1 through 6. Such classification is proper under section 1122(a) of the Bankruptcy Code, because such Classes of Claims and Interests have differing rights among each other and against the Debtors’ assets or differing interests in the Debtors. Pursuant to section 1123(a)(2) of the Bankruptcy Code, Article III of the Plan specifies all Classes of Claims and Interests that are not Impaired under the Plan and specifies all Classes of Claims and Interests that are Impaired under the Plan. Pursuant to section 1123(a)(3) of the Bankruptcy Code, Article IV of the Plan specifies the treatment of all Claims and Interests under the Plan. Pursuant to section 1123(a)(4) of the Bankruptcy Code, Article IV of the Plan also provides the same treatment for each Claim or Interest within a particular Class, unless the Holder of a Claim or Interest agrees to less favorable treatment of its Claim or Interest. The Plan therefore complies with sections 1122 and 1123(a)(1)-(4) of the Bankruptcy Code.

b.	Section 1123(a)(5) – Adequate Means for Implementation of the Plan

20.Article VI and various other provisions of the Plan provide adequate means for the Plan’s implementation. Those provisions relate to, among other things: (a) the good faith compromise and settlement of Claims, Interests, and controversies; (b) the appointment of the Plan Administrator; (c) the vesting of property in the Post-Effective Date Debtors, and the agreements, funding and administration related thereto; (d) authority to effectuate the transactions contemplated by the Plan; (e) certain tax treatment and reporting; (f) authority to pursue, settle, or abandon Retained Causes of Action; (g) authority to undertake corporate actions necessary to effectuate the Plan. The Plan therefore complies with section 1123(a)(5) of the Bankruptcy Code.

c.	Section 1123(a)(6) – Prohibition Against the Issuance of Nonvoting Equity Securities and Adequate Provisions for Voting Power of Classes of Securities

21.To the extent applicable, in accordance with section 1123(a)(6) of the Bankruptcy Code, the Debtors’ Governance Documents shall be deemed to prohibit the issuance of nonvoting equity securities.

d.	Section 1123(a)(7) – Selection of Plan Administrator in a Manner Consistent with the Interest of Creditors and Equity Security Holders and Public Policy

22.The selection of the Plan Administrator is set forth in Article VII of the Plan and the Plan Supplement. To the extent that section 1123(a)(7) of the Bankruptcy Code applies to the Plan Administrator, the selection is consistent with the interests of Holders of Claims and Interests and public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

[4]

  Pursuant to section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, Professional Fee Claims, DIP Facility Claims, and Statutory Fees are not required to be classified. Article II of the Plan describes the treatment under the Plan of such unclassified claims.

e.	Section 1123(b)(1)-(2) – Impairment of Claims and Interests and Assumption, Assignment, or Rejection of Executory Contracts and Unexpired Leases

23.In accordance with section 1123(b)(l) of the Bankruptcy Code, Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests.

24.In accordance with section 1123(b)(2) of the Bankruptcy Code, Article X of the Plan provides that, as of the Effective Date, except as otherwise provided in the Plan, each Executory Contract or Unexpired Lease not previously assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court shall be deemed rejected as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for any Executory Contract or Unexpired Lease (a) identified by the Debtors with the consent of the Agent in any Plan Supplement or by announcement on the record at the Confirmation Hearing as an Executory Contract or Unexpired Lease designated for assumption by the Debtors, (b) that is the subject of a separate motion or notice to assume or reject Filed by the Debtors with the consent of the Agent or by announcement on the record at the Confirmation Hearing and pending as of the Confirmation Hearing or (c) that previously expired or terminated pursuant to its own terms.

25.As reflected in the Notice Affidavits (including the Contract/Lease Affidavit), the Debtors have provided adequate notice to each non-Debtor counterparty to each Executory Contract and Unexpired Lease of the Assumption Objection Deadline, the treatment of such non-Debtor counterparty’s contract(s) and/or lease(s) pursuant to the Plan, and, with respect to Executory Contracts and Unexpired Leases being assumed under the Plan, the proposed Cure Cost related thereto, and no other or further notice is or shall be required. The Debtors, in assuming the Executory Contracts and Unexpired Leases identified on the Schedule of Assumed Contracts under the Plan, (a) utilized their sound business judgment, (b) provided adequate assurance of future performance (within the meaning of section 365 of the Bankruptcy Code) and no further adequate assurance is or shall be required, and (c) complied with section 365 of the Bankruptcy Code, as contemplated by section 1123(b)(2) of the Bankruptcy Code.

26.The Plan is, therefore, consistent with section 1123(b)(1)-(2) of the Bankruptcy Code.

f.	Section 1123(b)(3) – Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action

27.Compromises and Settlements. In consideration for the classification, distribution and other benefits provided under the Plan, and the support of the Debtors, the Lender Parties, and each of their respective Related Parties, upon the Effective Date, the provisions of the Plan constitute good faith compromises and settlements of all Claims, Interests, and controversies relating to any Allowed Claim or Interest or any distribution to be made on account thereof or otherwise resolved pursuant to the Plan, including, without limitation, all Claims and Interests arising before the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, arising out of, relating to or in connection with the business or affairs of, or transactions with, the Debtors. The compromises and settlements embodied in the Plan preserve value by, among other things, enabling the Debtors to avoid extended, value-eroding litigation that could delay the Debtors’ emergence from chapter 11, and the parties to such compromises and settlements have provided significant value to the Debtors and their Estates. Such compromises and settlements are fair, equitable, and reasonable and in the best interests of the Debtors, the Estates, Creditors, Holders of Interests, and other parties in interest.  The Indenture Trustee Distribution is being made with the express consent and agreement of the Holders of Allowed Prepetition Secured Claims in Class 2 as a good faith compromise and settlement of Claims and controversies between the Debtors, the Holders of Allowed Prepetition Secured Claims, and the Indenture Trustee.

28.Releases by the Debtors. The releases set forth in Section 15.03(a) of the Plan (collectively, the “Debtor Releases”) constitute an essential and critical provision of the Plan and formed an integral part of the agreement among all parties in interest embodied in the Plan. The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Releases. The Debtor Releases, which include by reference each of the related provisions and definitions contained in the Plan, are: (a) within the jurisdiction of this Court pursuant to 28 U.S.C. § 1334; (b) in exchange for the good and valuable consideration provided by the Released Parties; (c) the product of good faith, arm’s length negotiations among the Debtors and their stakeholders; (d) good faith settlements and compromises of the Claims released by such releases; (e) in the best interests of the Debtors, their Estates, and their creditors; (f) fair, equitable, and reasonable; (g) prominently and conspicuously displayed and disclosed in the Plan, Disclosure Statement, Combined Hearing Notice and Opt-Out Form, Publication Hearing Notice, and Solicitation Packages; (h) given and made after due notice and opportunity for hearing; (i) appropriate in scope; and (j) a bar to any of the Debtors or their Estates asserting any Claim or Cause of Action, or any party asserting any Claim or Cause of Action on behalf of the Debtors or the Debtors’ Estates, directly or indirectly, derivatively or otherwise, released pursuant to such releases.  No other or further notice is or will be required with respect to the Debtor Releases.

29.The Debtor Releases appropriately offer protection to parties that actively and constructively participated in the Debtors’ restructuring efforts. Such protections from liability facilitated the participation of many of the Debtors’ stakeholders in the negotiations and compromises that led to the Plan.

30.The scope of the Debtor Releases is appropriately tailored under the facts and circumstances of these Cases. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Releases to the Plan, the Debtor Releases are APPROVED.

31.Releases by Lender Parties.  The releases set forth in Section 15.03(b) of the Plan (collectively, the “Lender Parties Releases”) constitute an essential and critical provision of the Plan and formed an integral part of the agreement among all parties in interest embodied in the Plan. The Debtors have satisfied the business judgment standard with respect to the propriety of the Lender Parties Releases. The Lender Parties Releases, which include by reference each of the related provisions and definitions contained in the Plan, are: (a) consensual; (b) within the jurisdiction of this Court pursuant to 28 U.S.C. § 1334; (c) in exchange for the good and valuable consideration provided by the parties released under the Lender Parties Releases, including, but not limited to, the granting of mutual releases to the Lender Parties; (d) the product of good faith, arm’s length negotiations among the Debtors and the Lender Parties; (e) good faith settlements and compromises of the Claims and Causes of Action released by such releases; (f) in the best interests of the Debtors, their Estates, and their creditors; (g) fair, equitable, and reasonable; (h) prominently and conspicuously displayed and disclosed in the Plan, Disclosure Statement, Combined Hearing Notice and Opt-Out Form, Publication Hearing Notice, and Solicitation Packages; (i) given and made after due notice and opportunity for hearing; (j) appropriate in scope; and (k) a bar to any of the Lender Parties asserting any Claim or Cause of Action released pursuant to such releases against each and all of the Debtors and the Debtors’ Related Persons who do not submit an opt-out form and therefore provide a mutual release to the Lender Parties.  No other or further notice is or will be required with respect to the Lender Parties Releases.

32.The Lender Parties Releases appropriately offer protection to parties that actively and constructively participated in the Debtors’ restructuring efforts, including the negotiations with the Lender Parties. Such protections from liability facilitated the participation of many of the Debtors’ stakeholders in the negotiations and compromises with, among others, the Lender Parties, which negotiations and compromises led to the Plan.

33.The scope of the Lender Parties Releases is appropriately tailored under the facts and circumstances of these Cases. In light of, among other things, the value and consideration provided by the parties released by the Lender Parties Releases and the critical nature of the Lender Parties Releases to the Plan, the Lender Parties Releases are APPROVED.

34.Releasing Party Releases. The releases set forth in Section 15.03(c) of the Plan (collectively, the “Releasing Party Releases”) constitute an essential and critical provision of the Plan and formed an integral part of the agreement among all parties in interest embodied in the Plan. The Releasing Party Releases are: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for a substantial contribution and for the good and valuable consideration provided by the Released Parties that is important to the success of the Plan; (d) good faith settlements and compromises of the Claims released by the foregoing third-party release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) prominently and conspicuously displayed and disclosed in the Plan, Disclosure Statement, Combined Hearing Notice and Opt-Out Form, Publication Hearing Notice, and Solicitation Packages; (h) given and made after due notice and opportunity for hearing; and (i) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Releasing Parties Releases.  No other or further notice is or will be required with respect to the Releasing Parties Releases.

35.Like the Debtor Releases, the Releasing Party Releases and their protections facilitated the participation of many of the Debtors’ stakeholders in the negotiations and compromises that led to the Plan and the structure for the Debtors’ liquidation. Specifically, the Released Parties, individually and collectively, made significant contributions to these Cases, including, among other things, negotiating the use of the Lender Parties’ collateral during these Cases, negotiating debtor-in-possession financing to preserve value for all stakeholders, negotiating a $1.8 million gift to fund distributions to unsecured creditors, negotiating the funding of the Wind-Down of the Debtors’ estates, and facilitating or otherwise actively supporting the Sale and the Debtors’ liquidation contemplated by the Plan.

36.The Releasing Party Releases therefore appropriately offer protection to parties who actively and constructively participated in and contributed to the Debtors’ liquidation and without whom the proposed liquidation contemplated by the Plan could not have been achieved.

37.The scope of the Releasing Party Releases in the Plan is appropriately tailored to the facts and circumstances of these Cases, and all Holders of Claims and Interests, whether known or unknown, and all other parties-in-interest received due and adequate notice of the Releasing Party Releases and, to the extent provided under the Plan, the opportunity to opt out of or object to the Releasing Party Releases, as applicable. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates, the consensual nature of the Releasing Party Releases, and the critical nature of the Releasing Party Releases to the Plan and in providing finality for the Debtors, the Releasing Party Releases are APPROVED.

38.Exculpation. The exculpation provisions set forth in Section 15.04 of the Plan (the “Exculpation”) are appropriate under applicable law because they were proposed in good faith, were formulated following extensive good faith, arm’s-length negotiations with key constituents, are a critical and essential element of the Plan, and are appropriately limited in scope, as they will have no effect on the liability of any Person or Entity that results from any such act or omission that is determined by a Final Order to have constituted intentional fraud, gross negligence, willful misconduct, or criminal conduct, and do not exculpate any Exculpated Party from obligations arising under the Plan, the Plan Supplement, or the Confirmation Order.  The Exculpation is (a) in the best interests of the Debtors and their Estates; (b) fair, equitable, and reasonable; (c) prominently and conspicuously displayed and disclosed in the Plan, Disclosure Statement, Combined Hearing Notice and Opt-Out Form, Publication Hearing Notice, and Solicitation Packages, and (d) given and made after due notice and opportunity for hearing. No other or further notice is or will be required with respect to the Exculpation.  Accordingly, the Exculpation is APPROVED.

39.Permanent Injunction. The injunctive provisions set forth in Section 15.05 of the Plan (the “Permanent Injunction”) are essential to the Plan and are necessary to implement the Plan and to preserve and enforce the Debtor Releases, the Lender Parties Releases, the Third-Party Releases, and the Exculpation in Article XV of the Plan. Such Permanent Injunction is appropriately tailored to achieve those purposes. The Permanent Injunction is (a) in the best interests of the Debtors and their Estates; (b) fair, equitable, and reasonable; (c) prominently and conspicuously displayed and disclosed in the Plan, Disclosure Statement, Combined Hearing Notice and Opt-Out Form, Publication Hearing Notice, and Solicitation Packages, and (d) given and made after due notice and opportunity for hearing.  No other or further notice is or will be required with respect to the Permanent Injunction.  Accordingly, the Permanent Injunction is APPROVED.

40.Retained Causes of Action. The provisions regarding the authority to pursue, settle, or abandon retained Causes of Action in the Plan are appropriate and are in the best interests of the Debtors, their respective Estates, and their creditors.  As evidenced by, among other things, the Notice Affidavits, the Debtors provided due, proper, and adequate notice of the Retained Causes of Action and no other or further notice is or will be required with respect to the Retained Causes of Action.

41.In light of the foregoing, the Plan is consistent with section 1123(b)(3) of the Bankruptcy Code.

g.	Section 1123(b)(4) – Sale of Substantially All Assets

42.Section 1123(b)(4) of the Bankruptcy Code, which permits a plan to provide for the sale of all or substantially all of a debtor’s property, is not applicable to these chapter 11 cases as the Debtors successfully sold substantially all of their assets to the Purchaser pursuant to the Sale Order.

43.To the extent that section 1123(b)(4) of the Bankruptcy Code is applicable to the liquidation, Distribution, and Wind Down of the Debtors’ remaining Assets, the Plan is consistent with section 1123(b)(4) of the Bankruptcy Code.

h.	Section 1123(b)(5) – Modification of the Rights of Holders of Claims

44.Article III of the Plan modifies or leaves unaffected, as the case may be, the rights of Holders of each Class of Claims, and therefore, the Plan is consistent with section 1123(b)(5) of the Bankruptcy Code.

i.	Section 1123(b)(6) – Other Provisions Not Inconsistent with Applicable Provisions of the Bankruptcy Code

45.The Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including: (a) the provisions of Article VI of the

Plan regarding the means for executing and implementing the Plan; (b) the provisions of Article X of the Plan governing the treatment of Executory Contracts and Unexpired Leases; (c) the provisions of Article VIII of the Plan governing distributions on account of Allowed Claims, particularly as to the timing and calculation of amounts to be distributed; (d) the provisions of Article XV of the Plan regarding the releases, Exculpation, and Permanent Injunction; and (e) the provisions of Article XIV of the Plan regarding retention of jurisdiction by this Court over certain matters after the Effective Date. The Plan is therefore consistent with section 1123(b)(6) of the Bankruptcy Code.

2.Section 1129(a)(2) – Compliance by Plan Proponent with Applicable Provisions of the Bankruptcy Code

46.The Debtors have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1121, 1122, 1123, 1124, 1125, 1126, 1127, and 1128 of the Bankruptcy Code and Bankruptcy Rules 3016, 3017, 3018, and 3019. The Disclosure Statement and the Solicitation and Voting Procedures by which the ballots for acceptance or rejection of the Plan were solicited and tabulated were fair, properly conducted, and in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, and the Disclosure Statement Order. The Debtors and their respective members, officers, directors, shareholders, employees, representatives, advisors, attorneys, financial advisors, investment bankers, and/or agents, as applicable, have acted in “good faith,” within the meaning of section 1125(e) of the Bankruptcy Code. The Plan therefore complies with section 1129(a)(2) of the Bankruptcy Code.

3.Section 1129(a)(3) – Proposal of the Plan in Good Faith

47.The Debtors proposed the Plan (including the Plan Supplement and all other documents necessary to effectuate the Plan) in good faith and not by any means forbidden by law.

In determining that the Plan has been proposed in good faith, this Court has examined the totality of the circumstances surrounding the formulation of the Plan and the global settlement of Claims, Causes of Action, and controversies embodied therein. The Debtors’ good faith is evident from the facts and record of these Cases, the Confirmation Declarations, the Disclosure Statement, and the record of the Combined Hearing. Based on the Disclosure Statement and the evidence presented at the Combined Hearing, this Court finds and concludes that the Plan has been proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of all Holders of Claims and Interests. Moreover, the Plan itself and the arm’s length negotiations among the Debtors, the Agent, and the Debtors’ other constituencies leading to the Plan’s formulation, as well as the overwhelming support of creditors for the Plan, provide independent evidence of the Debtors’ good faith in proposing the Plan. Further, the Plan’s classification, indemnification, settlement, discharge, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(6), 1127, 1129, and 1142 of the Bankruptcy Code, and are each necessary for the Debtors’ successful liquidation. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

4.Section 1129(a)(4) – Court Approval of Certain Payments as Reasonable

48.Any payment made or to be made by the Debtors for services or for costs and expenses of professionals in connection with these Cases, or in connection with the Plan and incident to these Cases (including, without limitation, the payment of Professional Fee Claims under Article II of the Plan), has been approved by, or is subject to the approval of, this Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

5.Section 1129(a)(5) – Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy

49.Pursuant to section 1129(a)(5) of the Bankruptcy Code, (a) information concerning the Person proposed to serve as the Plan Administrator and her affiliations have been disclosed in the Plan, Disclosure Statement, and/or the Plan Supplement, and (b) the proposed compensation payable to any insiders of the Debtors, if any, has been disclosed in the Disclosure Statement and/or Plan Supplement. The appointment of such individuals is consistent with the interests of equity and security holders and public policy.

6.Section 1129(a)(6) - Approval of Rate Changes

50.Section 1129(a)(6) of the Bankruptcy Code is inapplicable to these Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

7.Section 1129(a)(7) - Best Interests of Holders of Claims and Interests

51.The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The evidence in support of the Plan that was proffered or adduced at the Combined Hearing, including the Confirmation Declarations, the liquidation analysis attached to the Disclosure Statement as Exhibit B, and the facts and circumstances of these Cases: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; and (d) establishes that Holders of Allowed Claims or Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code.

8.Section 1129(a)(8) – Acceptance of Plan by Impaired Classes

52.Certain Classes of Claims and Interests are Unimpaired and are deemed conclusively to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Additionally, at least one Impaired Class that was entitled to vote, Class 2 (Prepetition Secured Claims), has voted to accept the Plan (without considering acceptances of the Plan by any “insider” as defined in the Bankruptcy Code). Because the Plan provides that certain Classes of Claims and Interests will be Impaired and no distributions shall be made to Holders in such Classes, such Holders are deemed conclusively to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan. Accordingly, Section 1129(a)(8) is not satisfied; however, as set forth below, the Plan is nevertheless confirmable because it satisfies the requirements of section 1129(b) with respect to any rejecting Classes.

9.Section 1129(a)(9) – Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code

53.Article II of the Plan provides for treatment of Administrative Claims, Priority Tax Claims, Professional Fee Claims, DIP Facility Claims, and Statutory Fees, in the manner required by section 1129(a)(9) of the Bankruptcy Code.  Additionally, Article IV of the Plan provides for the treatment of Priority Non-Tax Claims in the manner required by section 1129(a)(9).

10.Section 1129(a)(10) – Acceptance by at Least One Impaired Class

54.As indicated in the Voting Report and as reflected in the record of the Combined Hearing, at least one Class of Claims that is Impaired under the Plan has voted to accept the Plan, disregarding any votes by insiders. The Holders of Claims in Classes 2 (Prepetition Secured Claims) and 4 (Class 4 GUC Claims are Impaired and both Classes have voted to accept the Plan, determined without including any acceptance of the Plan by an insider. The Plan therefore complies with section 1129(a)(10) of the Bankruptcy Code.

11.Section 1129(a)(11) – Feasibility of the Plan

55.The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence in support of the Plan that was proffered or adduced at the Combined Hearing, including the Confirmation Declarations, the Wind-Down Budget attached to the Disclosure Statement (as amended or supplemented from time to time, including in the Plan Supplement), and the facts and circumstances of these Cases: (a) is persuasive and credible, (b) has not been controverted by other evidence, and (c) together with the record of these chapter 11 cases and the evidence presented at the Combined Hearing, establishes that the Plan is feasible and provides adequate and appropriate means for its implementation and an orderly wind down and liquidation of the Debtors’ Estates, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

12.Section 1129(a)(12) - Payment of Bankruptcy Fees

56.The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article II of the Plan provides for the payment of all fees due and payable pursuant to 28 U.S.C. § 1930 by the Debtors before or as of the Effective Date.

13.Section 1129(a)(13) – Retiree Benefits

57.The Debtors maintain no programs providing for retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code). Therefore, section 1129(a)(13) of the Bankruptcy Code is not applicable.

14.Sections 1129(a)(14), (a)(15), and (a)(16) of the Bankruptcy Code are Inapplicable

58.The Debtors are not (a) required to pay any domestic support obligations, (b) individuals, or (c) nonprofit corporations or trusts. Accordingly, sections 1129(a)(14) through (16) of the Bankruptcy Code are not applicable.

15.Section 1129(b) – Confirmation of the Plan Over the Non-Acceptance of Impaired Classes

59.Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed despite the fact that Classes 5 and 6 (the “Rejecting Classes”) are deemed to reject the Plan because the Plan meets the “cramdown” requirements for confirmation under section 1129(b) of the Bankruptcy Code. Other than the requirement in section 1129(a)(8) of the Bankruptcy Code with respect to any Rejecting Classes, all of the requirements of section 1129(a) of the Bankruptcy Code have been met. The Plan does not discriminate unfairly and is fair and equitable with respect to the all Rejecting Classes. No Class of Claims and Interests junior to any of the Rejecting Classes will receive or retain any property on account of their Claims and Interests, and no Class of Claims or Interests senior to the Rejecting Classes is receiving more than full payment on account of their Claims and Interests in such Class. The Plan is therefore fair and equitable, does not discriminate unfairly with respect to any of these Classes, and complies with section 1129(b) of the Bankruptcy Code.

16.Section 1129(c) – Only One Plan

60.The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan (including previous versions thereof) is the only chapter 11 plan filed in these Cases.

17.Section 1129(d) – Purpose of Plan

61.The primary purpose of the Plan is not the avoidance of taxes or the avoidance of the requirements of section 5 of the Securities Act of 1933, 15 U.S.C. § 77e. The Plan therefore complies with section 1129(d) of the Bankruptcy Code.

18.Satisfaction of Confirmation Requirements

62.As set forth above, the Plan complies in all respects with the applicable requirements of section 1129 of the Bankruptcy Code.

P.	Settlements Embodied in the Plan Satisfy Bankruptcy Rule 9019

63.All of the settlements and compromises pursuant to and in connection with the Plan or incorporated by reference into the Plan comply with the requirements of section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019. Pursuant to Bankruptcy Rule 9019 and in consideration for the benefits provided under the Plan, any and all compromise and settlement provisions of the Plan constitute good-faith compromises, are in the best interests of the Debtors, the Debtors’ Estates, and all Holders of Claims and Interests, and are fair, equitable, and reasonable. The foregoing includes, without limitation, the global settlement of Claims, Causes of Action, and controversies embodied in the Plan, including the Plan Administrator Agreement.

Q.	Good Faith Participation

64.Based upon the record before this Court, the Exculpated Parties have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to these Cases, and the negotiation and pursuit of confirmation of the Plan. Therefore, they are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and by the releases and the exculpatory and injunctive provisions set forth in Article XV of the Plan.

R.	Agreements and other Documents

65.The Debtors have disclosed all material facts, to the extent applicable, regarding: (a) the Plan Administrator Agreement, and (b) the adoption, execution, and delivery of all contracts, instruments, releases, and other agreements related to the Plan.

S.	Treatment of Executory Contracts and Unexpired Leases

66.As evidenced by, among other things, the Notice Affidavits (including the Contract/Lease Affidavit), the Debtors provided due, proper, and adequate notice of the treatment of each and every Executory Contract and Unexpired Lease to each non-Debtor counterparty to such Executory Contracts and Unexpired Leases, including any proposed Cure Cost associated therewith, and no other or further notice is or will be required.

67.The Debtors have exercised reasonable business judgment in determining whether to assume, assume and assign, or reject Executory Contracts or Unexpired Leases pursuant to Article X of the Plan. Each rejection, assumption, or assumption and assignment of an Executory Contract or Unexpired Lease pursuant to Article X of the Plan shall be legal, valid, and binding upon the Debtors or Post-Effective Date Debtors, and their successors and assigns to such Executory Contract or Unexpired Lease, all to the same extent as if such rejection, assumption, or assumption and assignment were effectuated pursuant to an order of this Court under section 365 of the Bankruptcy Code entered before entry of this Confirmation Order. Moreover, the Debtors have cured, or provided adequate assurance that the Debtors or Post-Effective Date Debtors or their successors and assigns to such Executory Contracts and Unexpired Leases, as applicable, will cure, defaults (if any) under or relating to each of the Executory Contracts and Unexpired Leases that are being assumed or assumed and assigned by the Debtors pursuant to the Plan. Additionally, the Debtors or Post-Effective Date Debtors or their successors and assigns to such Executory Contracts and Unexpired Leases, as applicable, have provided adequate assurance of future performance under such Executory Contracts being assumed or assumed and assigned, as applicable.

T.	The Plan Administrator Agreement

68.The Debtors have exercised sound business judgment in determining to enter into the Plan Administrator Agreement and have provided adequate notice thereof. The Plan Administrator Agreement has been negotiated in good faith and at arm’s length and is deemed to have been made in good faith and for legitimate business purposes. The terms and conditions of the Plan Administrator Agreement are fair and reasonable.

U.	Authority to Pursue, Settle, or Abandon Retained Causes of Action

69.From and after the Effective Date, prosecution and settlement of all Retained Causes of Action shall be the responsibility of the Plan Administrator, pursuant and subject to the terms of the Plan, the Confirmation Order and the Plan Administrator Agreement. Subject to the terms of the Plan and Plan Administrator Agreement, from and after the Effective Date, the Plan Administrator shall have the exclusive rights, powers, and interests of the Estate to pursue, settle, or abandon such Retained Causes of Action as the sole representative of the estates pursuant to section 1123(b)(3) of the Bankruptcy Code.

V.	Authority to Wind Down 401(k) Plan

70.The Debtors, the Post-Effective Date Debtors, and the Plan Administrator (as applicable) shall be authorized upon entry of this Order without the need of further approvals, notice, or meetings to take all steps necessary to wind down or terminate any plan that is tax-qualified under Section 401(a) of the Internal Revenue Code (“IRC”) that contains a cash or deferred arrangement under Section 401(k) of the IRC that is maintained by the Debtors and to make any distributions or payments in connection with such winding down and termination.

W.	Insurance Policies

71.Confirmation and Consummation of the Plan, the assumption and/or assignment of the Debtors’ insurance policies, and the vesting of such insurance policies, if any, in the Post-Effective Date Debtors as set forth in the Plan, shall not impair or otherwise affect (a) any parties' rights to coverage thereunder, including in respect of any claims pending as of the Effective Date or pursued or made thereafter, including any claims pursued or made by the Plan Administrator, (b) the ability to terminate such policies; (c) the termination of the insurance policies pursuant to their own terms; or (d) any available defenses of the Debtors, the Post-Effective Date Debtors or the Plan Administrator or any insurer under the insurance policies.

X.	Employee Benefit Plans

72.The Plan Administrator is authorized to wind down the Debtors’ Employee Benefit Plans, including the 401(k) plan, in accordance with applicable law.  Subject to the Wind-Down Budget, to the extent that any KEIP or Severance Plan obligations constituting Budgeted Expenses remain outstanding as of the Effective Date, the KEIP and Severance Plan shall vest in the Post-Effective Date Debtors in accordance with the terms of such plans such that any KEIP or Severance Plan obligations constituting Budgeted Expenses shall be enforceable by and against the Post-Effective Date Debtors and payable from the Budgeted Claims Reserve.

Y.	Likelihood of Satisfaction of Conditions Precedent to Effective Date

73.Without limiting or modifying the rights of the Debtors, the Prepetition Secured Lenders, the Lender Parties, the Agent, and the Indenture Trustee, each of the conditions precedent to the Effective Date, as set forth in Article XII of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article XII of the Plan.

Z.	Implementation

74.All documents and agreements necessary to implement the Plan, including those contained in the Plan Supplement, and all other relevant and necessary documents (including, without limitation, the Plan Administrator Agreement) have been negotiated in good faith and at arm’s length, are in the best interests of the Debtors and the Debtors’ estates, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The Debtors have exercised reasonable business judgment in determining which agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The terms and conditions of such documents and agreements have been negotiated in good faith, at arm’s length, and are fair and reasonable.

ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS ORDERED, ADJUDGED, AND DECREED THAT:

A.	Confirmation of the Plan

75.The Plan, a copy of which is attached as Exhibit A, along with each of its provisions (whether or not specifically approved herein) and all operative exhibits and schedules thereto, is CONFIRMED in each and every respect pursuant to section 1129 of the Bankruptcy Code. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. The terms of the Plan, the Plan Supplement, and the exhibits and schedules thereto are incorporated by reference into this Confirmation Order, and the provisions of the Plan and this Confirmation Order are non-severable and mutually dependent. Notwithstanding the foregoing, if any direct conflict exists between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control. All objections and other responses to, and statements, reservations of rights, and comments regarding, the Plan, other than those withdrawn with prejudice in their entirety before, or on the record at, the Combined Hearing are either (a) resolved or sustained on the terms set forth herein or (b) overruled.

76.The failure specifically to identify or refer to any particular provision of the Plan or any other agreement in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan and all other agreements approved by this Confirmation Order are APPROVED in their entirety.

B.	Disclosure Statement Approved

77.The Disclosure Statement (a) contains “adequate information” (as such term is defined in Section 1125(a)(1) and used in Section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (b) is APPROVED in all respects.

C.	Binding Nature of Plan Terms

78.Notwithstanding any otherwise applicable law, from and after the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order, including the compromises, releases, waivers, discharges, and injunctions described in the Plan and Confirmation Order, shall be deemed binding upon (a) the Debtors, (b) any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are presumed to have accepted or deemed to have rejected the Plan), (c) any and all parties to Executory Contracts and

Unexpired Leases with any of the Debtors, and (d) the respective heirs, executors, administrators, successors and/or assigns, if any, of any of the foregoing, to the extent set forth in the Plan.

D.	Plan Classification Controlling

79.The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder. The classifications set forth on the ballots tendered to or returned by the Holders of Claims in connection with voting on the Plan, and the amount of such Holders’ Claims set forth on the ballots: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of Claims under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim as representing the actual classification of such Claim under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.

E.	Implementation of the Plan

80.Pursuant to section 1123(a)(5)(D) of the Bankruptcy Code, on, or, unless specifically provided otherwise herein or the Plan, before the Effective Date, or as soon thereafter as is reasonably practicable, the Plan Administrator and Post-Effective Date Debtors may, subject to any required consent of the Agent as set forth in the Plan, take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan including (a) the execution and delivery of appropriate agreements or other documents, including documents of merger, consolidation, or reorganization, containing terms that are consistent with or reasonably necessary to implement the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates of incorporation, merger, or consolidation with the appropriate governmental authorities pursuant to applicable law, if necessary; and (d) all other actions, including the making of filings or recordings in connection with the Plan, that the Plan Administrator determines are necessary or appropriate and that are not inconsistent with the Plan. All such actions taken or caused to be taken consistent with the terms of the Confirmation Order and the Plan shall be deemed to have been authorized and approved by this Court without further approval, act, or action under any applicable law, order, rule, or regulation.

F.	Vesting of Assets in the Post-Effective Date Debtors and Corporate Form

81.Without any further action by this Court or any party, on the Effective Date, and except as otherwise set forth herein or the Plan, the Assets, including, without limitation: (a) Available Cash; (b) the Distribution Reserve Accounts; and (c) all Retained Causes of Action, including the attorney-client privilege related to all Retained Causes of Action, shall vest and shall be deemed to have vested in each respective Post-Effective Date Debtor pursuant to section 1141(b) of the Bankruptcy Code Free and Clear except for the Liens of the Prepetition Agent as provided in Section 4.02(b) of the Plan.  On the Effective Date, each of the Debtors shall maintain its current corporate form, which may be modified or changed at any time after the Effective Date by the Plan Administrator with the Agent’s consent in accordance with the terms of the Plan and applicable law.

82.The Post-Effective Date Debtors shall be established for the primary purpose of liquidating their respective assets (as applicable) and for making distributions in accordance with the Plan and the Plan Administrator Agreement, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, liquidate the Assets, make Distributions, and Wind Down the Estates.

G.	Appointment of Plan Administrator and Approval of Plan Administrator Agreement

83.The appointment of Allison D. Byman as the Plan Administrator pursuant to the Plan and Plan Administrator Agreement and the terms and conditions of the Plan Administrator Agreement are APPROVED.

84.On the Effective Date, (a) the positions of the current directors, officers, and managers, or in the case of a governing body created by a partnership agreement, limited liability company agreement or similar agreement, the members of such governing body (such persons and the corporate directors collectively, the “Governors”) of each Debtor shall be eliminated, and each Governor shall be terminated (without the necessity of further action); and (b) to the fullest extent permitted by applicable law, the rights, powers, and duties of the Governors of each Debtor that has a Governor shall vest in the Plan Administrator, who shall serve as the sole officer and director of each Post-Effective Date Debtor after the Effective Date.  The Plan Administrator, subject to the consent of the Agent, may also elect such additional director(s) and officer(s) of each Post-Effective Date Debtor as the Plan Administrator deems necessary to implement the Plan and the actions contemplated therein.  The Plan Administrator, subject to the consent of the Agent, shall also have the power to act by written consent to remove any officer or director of any Post-Effective Date Debtor at any time with or without cause.

85.As set forth in and subject to the Plan, the Plan Supplement, and the Plan Administrator Agreement, the Plan Administrator shall have the authority and right on behalf of the applicable Debtors and Post-Effective Date Debtors, without the need for Court approval (unless otherwise expressly indicated), to carry out and implement all provisions of the Plan.

86.The Plan Administrator shall not be liable for any act or omission taken, or omitted to be taken, in its capacity as the Plan Administrator, other than acts or omissions resulting from such Person's gross negligence, willful misconduct, or fraud.  The Plan Administrator may, in connection with the performance of its functions, and in its sole absolute discretion, consult with attorneys, accountants, and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such Professionals.  Notwithstanding such authority, the Plan Administrator shall be under no obligation to consult with attorneys, accountants, or its agents, and its determination to not do so should not result in imposition of liability on the Plan Administrator unless such determination is based on gross negligence, willful misconduct, or fraud.  The Post-Effective Date Debtors shall indemnify and hold harmless the Plan Administrator and its agents, representatives, Professionals, and employees from and against and in respect of any and all liabilities, losses, damages, Claims, costs, and expenses, including, but not limited to reasonable, documented attorneys’ fees and costs arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the implementation or administration of the Plan and/or this Agreement; provided, however, that no such indemnification will be made to such Persons for such actions or omissions as a result of gross negligence, willful misconduct, or fraud.

H.	Wind Down and Corporate Existence

87.After the Effective Date, the Plan Administrator shall, subject to the Agent’s consent and consistent with applicable non-bankruptcy law and consistent with the implementation of the Plan, merge, dissolve, liquidate, or take such other similar action with respect to each Post-Effective Date Debtor (including the cancellation of all Interests in a Post-Effective Date Debtor) and complete the winding up of such Post-Effective Date Debtor as expeditiously as practicable without the necessity for any other or further approval by this Court, but subject to the filing of a certificate of dissolution with the appropriate Governmental Unit.  The Plan Administrator may, subject to the Agent’s consent and to the extent required by applicable non-bankruptcy law, maintain a Post-Effective Date Debtor as a corporate entity in good standing until such time as such Post-Effective Date Debtor is dissolved or merged out of existence.

I.	Application of Available Cash and Funding and Establishment of Reserves

88.The provisions governing Plan Funding and the application of Available Cash as set forth in sections 6.01 and 6.02 of the Plan shall be, and hereby are, APPROVED in their entirety.

89.The provisions governing the funding and establishment of reserves in Article IX of the Plan shall be, and hereby are, APPROVED in their entirety, and the Debtors, Plan Administrator, and/or Post-Effective Date Debtors, as applicable, are authorized to take any action necessary or appropriate to carry out Article IX.

J.	Allowance of Claims in Class 2

90.All Prepetition Secured Claims are Allowed as provided for in Article IV of the Plan.  The Challenge Period (as defined in the Final DIP Order) has expired in accordance with the terms of the Final DIP Order, and the stipulations, admissions, findings, and releases contained in the Final DIP Order shall be binding on the Debtors’ Estates and all parties in interest.

K.	Cancellation of Notes, Instruments, Certificates, and Other Documents

91.In accordance with Section 6.08 of the Plan, on the later of the Effective Date and the date on which Distributions are made pursuant to the Plan (if not made on the Effective Date), except for the purpose of evidencing a right to and allowing Holders of Claims and Interests to receive a distribution under the Plan or to the extent otherwise specifically provided for in the Plan, the Confirmation Order, or any agreement, instrument, or other document entered into in connection with or pursuant to the Plan, (a) the Indenture and the Senior Notes shall be deemed cancelled, without any need for further action by any Person, Holder, or the Bankruptcy Court, and the Indenture Trustee shall not have any continuing duties or obligations thereunder and shall be discharged; and (b) the obligations of the Debtors pursuant, relating, or pertaining to the Indenture and the Senior Notes shall be released and discharged; except that the Indenture shall continue in effect solely for the purpose of: (i) allowing the Indenture Trustee to receive distributions from the Debtors and to make further distributions to the Holders of Senior Notes Claims (subject to the Indenture Trustee’s Charging Lien and allowing such Holders to accept distributions, on account of such Claims; (ii) preserving the Indenture Trustee’s rights to payment of fees and expenses, and allowing the maintenance, exercise, and enforcement of the Indenture Trustee’s Charging Lien under the Indenture or any related or ancillary document, instrument, agreement, or principle of law, against any money or property distributed or allocable on account of such Claims, as applicable; (iii) seeking compensation and reimbursement for any reasonable and documented fees and expenses incurred by or on behalf of the Indenture Trustee in connection with the implementation of the Plan; (iv) preserving the right of the Indenture Trustee to exculpation and indemnification from the Debtors pursuant and subject to the terms of the Indenture; (v) maintaining, enforcing, and exercising any right or obligation to compensation, indemnification, expense reimbursement, or contribution, or any other Claim or entitlement that the Indenture Trustee may have under the Indenture; and (vi) preserving the Indenture Trustee’s right to appear and be heard in the Cases or in any other proceeding in the Bankruptcy Court, including but not limited to enforcing any obligations owed to it under the Plan or Confirmation Order; provided that nothing in the Plan shall affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan.

92.On the Effective Date, each Holder of a certificate or instrument evidencing a Claim that is discharged, released, or settled by the Plan shall be deemed to have surrendered such certificate or instrument (including the Senior Notes) in accordance with the Indenture or agreement that governs the rights of such Holder of such Claim. Such surrendered certificate or instrument shall be deemed cancelled as set forth in, and subject to the exceptions set forth in, Section 6.08 of the Plan.

93.On and after the Effective Date, the duties and responsibilities of the Indenture Trustee under the Indenture shall be discharged and released, except (a) to the extent required to effectuate the Plan including, but not limited to, making distributions under the Plan to the Holders of Senior Notes Claims under the Indenture and (b) with respect to any rights of the Indenture Trustee to payment of fees, expenses, and indemnification obligations as against any money or property distributable to holders of Claims or Interests under the Indenture, including any rights to the Indenture Trustee’s Charging Lien. After the performance by the Indenture Trustee and the Indenture Trustee’s respective representatives and professionals of any obligations and duties required under or related to the Plan or the Confirmation Order, the Indenture Trustee shall be deemed to be relieved of and released from any obligations and duties arising thereunder.

94.On and after the final distribution on account of the Allowed Senior Notes Claims, the Senior Notes shall be deemed to be worthless, and Depository Trust Company shall take down the relevant positions at the request of the Indenture Trustee without any requirement of indemnification or security on the part of the Debtors or the Indenture Trustee.

95.On the Effective Date, all Interests in the Debtors shall be terminated and extinguished and any certificates or other documents that previously evidenced ownership of those Interests shall be deemed cancelled (all without further action by any Person or the Bankruptcy Court) and shall be null and void and such certificates and documents shall evidence no rights or interests in any of the Debtors.  Upon cancellation of the Interests in Approach Resources Inc., neither Approach Resources Inc. nor the Plan Administrator shall file periodic or other reports with the Securities and Exchange Commission; provided, however, that Approach Resources Inc. shall continue to be subject to the requirements of the Securities Act until such time as the Plan Administrator terminates the registration of its common stock under the Securities Act and the rules and regulations promulgated thereunder.

L.	Release of Liens

96.In accordance with Section 15.08 of the Plan, except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan and expressly excluding the Liens of the Prepetition Agent as provided in Section 4.02(b) of the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors’ Estates shall be fully released, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Debtors and their successors and assigns.

97.In accordance with Section 4.02(b) of the Plan, all Assets vesting in the Post-Effective Date Debtors, other than Available Cash transferred to the Gift Reserve and the Professional Fee Claims Reserve, shall be subject to the Liens of the Prepetition Agent; provided, however, that such Liens shall be retained for defensive purposes only to entitle the Prepetition Agent to enforce the Distribution and other terms of the Plan; provided, further, however, that the Prepetition Agent shall not foreclose upon such retained Liens unless a Final Order is entered finding that (a) a Plan Default occurred (including if any collateral is sought to be used in a manner inconsistent with the Plan) and (b) such default was not cured in accordance with the Plan.

M.	Consolidation

98.On the Effective Date, solely for purposes of voting on the Plan, objecting to the allowance of Claims provided for under the Plan, and making distributions under the Plan: (a) the Assets of the Debtors shall be deemed to be pooled and shall vest in the Post-Effective Date Debtors in accordance with the terms of the Plan for the purpose of paying Allowed Claims against the Debtors; (b) any Claim filed or asserted against any of the Debtors shall be deemed a Claim against all of the Debtors; (c) all Claims of each Debtor against any other Debtor shall be deemed eliminated; and (d) any obligation of any of the Debtors and all guarantees thereof executed by any of the Debtors shall be deemed to be an obligation of each of the Debtors.  Additionally, Holders of Allowed Claims or Allowed Interests who assert identical Claims against or Interests in multiple Debtors shall be entitled to only a single satisfaction of such Claims or Interests, and any such duplicate Claims is hereby deemed disallowed, expunged, and void as against the Debtors without need for the filing of a Claim objection or further order of the Bankruptcy Court and such duplicate Claims or Interests shall receive no Distribution under the Plan.

N.	Exemption from Certain Transfer Taxes

99.Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange of an Interest or transfer of property, in each case, pursuant to, in contemplation of, or in connection with the Plan will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate or personal property transfer tax, sale or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, fee or charge, and upon entry of this Confirmation Order, the appropriate taxing authority, governmental officials or agents shall forgo the collection of any such tax or governmental assessment, fee or charge and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, or governmental assessment, fee or charge.

O.	Payment of Professional Fee Claims

100.The Debtors shall pay all amounts owing to the Professionals for Allowed Professional Fee Claims at the times and from the sources (including, but not limited to, the Professional Fee Claim Reserve) specified in the Plan, subject in all respects to the terms of Section 2.04 of the Plan.

101.Each Professional shall File with this Court its final fee application seeking final approval of all fees and expenses on or before forty-five (45) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court.

P.	Compromise and Settlement of Claims, Interests, and Controversies

102.Each of the compromises or settlements provided for or embodied in the Plan are APPROVED, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, Creditors and other parties in interest, and are fair, equitable and reasonable.

Q.	Releases by the Debtors and Estates

103.The Debtor Releases in Section 15.03(a) of the Plan are APPROVED.

104.Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise expressly provided in the Plan and/or the Confirmation Order, for good and valuable consideration, including the service of the Released Parties to facilitate the expeditious formulation and implementation of the Plan and the consummation of the transactions contemplated by the Plan, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, the Debtors, on their own behalf and as representatives of their Estates, and each of their respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, and extinguish unconditionally, each and all of the Released Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, Causes of Action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that may or could have been asserted by or on behalf of the Debtors or the Debtors’ Estates, directly or indirectly, derivatively or otherwise, that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or before the Effective Date (including before the Petition Date) in connection with or related to any of the Debtors (including any of the Debtors’ capital structure, management, ownership, or operation thereof), or the Debtors’ respective assets, operations, finances, contracts, potential contracts, business relationships, intercompany transactions between or among the Debtors, securities, property and Estates, the Cases, the Alpine Sale, the Debtors’ in- or out-of-court restructuring efforts, or the negotiation, formulation, preparation, or solicitation of votes of the Plan, the Disclosure Statement, any Plan Supplement or related agreements, instruments or other documents, the Alpine APA, the Alpine Settlement Agreement, the Asset Purchase Agreement, the DIP Facility, the Disclosure Statement (including any contract, instrument, release, or other agreement or document—including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion—created or entered into in connection with the Plan or Plan Supplement), or any pleadings filed during the Cases, and any related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date.

105.Entry of this Confirmation Order shall constitute this Court’s approval, pursuant to, among other things, Bankruptcy Rule 9019, of the Debtor Releases, which includes by reference each of the related provisions and definitions contained in the Plan.

R.	Releases by Lender Parties

106.The Lender Parties Releases in Section 15.03(b) of the Plan are APPROVED.

107.Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise expressly provided in the Plan and/or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Lender Party shall, and shall be deemed to, completely and forever release, waive, void, and extinguish unconditionally, in each case only in its capacity as such and not otherwise, each and all of the Debtors and the Debtors’ Related Persons who do not submit an opt-out form and therefore provide a mutual release to the Lender Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, Causes of Action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or before the Effective Date (including before the Petition Date) in connection with or related to the Debtors (including the capital structure, management, ownership, or operation thereof), or the Debtors’ respective assets, operations, finances, contracts, potential contracts, business relationships, intercompany transactions between or among the Debtors, securities, property and Estates, the Cases, the Alpine Sale, the Debtors’ in- or out-of-court restructuring efforts, or the negotiation, formulation, preparation, or solicitation of votes of the Plan, the Disclosure Statement, any Plan Supplement or related agreements, instruments or other documents, the Alpine APA, the Alpine Settlement Agreement, the Asset Purchase Agreement, the DIP Facility, the Disclosure Statement (including any contract, instrument, release, or other agreement or document—including the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion—created or entered into in connection with the Plan or Plan Supplement), or any pleadings filed during the Cases, and any related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date.

108.Entry of this Confirmation Order shall constitute this Court’s approval, pursuant to, among other things, Bankruptcy Rule 9019, of the Lender Parties Releases, which includes by reference each of the related provisions and definitions contained in the Plan.

S.	Releases by Releasing Parties

109.The Releasing Parties Releases in Section 15.03(c) of the Plan are APPROVED.

110.Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise expressly provided in the Plan and/or the Confirmation Order, for good and valuable consideration, including the service of the Released Parties to facilitate the expeditious formulation and implementation of the Plan and the consummation of the transactions contemplated by the Plan, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Releasing Party shall, and shall be deemed to completely and forever release, waive, void, and extinguish unconditionally each and all of the Released Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, Causes of Action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or before the Effective Date (including before the Petition Date) in connection with or related to the Debtors (including the capital structure, management, ownership, or operation thereof), or the Debtors’ respective assets, operations, finances, contracts, potential contracts, business relationships, intercompany transactions between or among the Debtors, securities, property and Estates, the Cases, the Alpine Sale, the Debtors’ in- or out-of-court restructuring efforts, or the negotiation, formulation, preparation, or solicitation of votes of the Plan, the Disclosure Statement, any Plan Supplement or related agreements, instruments or other documents, the Alpine APA, the Alpine Settlement Agreement, the Asset Purchase Agreement, the DIP Facility, the Disclosure Statement (including any contract, instrument, release, or other agreement or document—including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion—created or entered into in connection with the Plan or Plan Supplement), or any pleadings filed during the Cases, and any related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date.

111.Entry of the Confirmation Order shall constitute this Court’s approval, pursuant to Bankruptcy Rule 9019, of the Releasing Parties Release, which includes by reference each of the related provisions and definitions contained in the Plan.

T.	Exculpation

112.Section 15.04 of the Plan is APPROVED.

113.The Exculpated Parties shall not be liable for any Cause of Action arising in connection with or out of the administration of the Cases, the planning of the Cases, the formulation, negotiation or implementation of the Plan, the good faith solicitation of acceptances of the Plan in accordance with section 1125(e) of the Bankruptcy Code, pursuit of Confirmation of the Plan, the Consummation of the Plan, or the administration of the Plan or the Acquired Property sold pursuant to the Asset Purchase Agreement or to be distributed under the Plan, except for (a) intentional fraud, criminal conduct, gross negligence, or willful misconduct as determined by a Final Order of the Bankruptcy Court or other court of competent jurisdiction, and (b) obligations under the Plan, the Plan Supplement, and the Confirmation Order.  All Holders of Claims and Interests are enjoined from asserting or prosecuting any Claim or Cause of Action against any protected Person as to which such Released Party has been exculpated from liability pursuant to the preceding sentence.

U.	Permanent Injunction

114.Section 15.05 of the Plan is APPROVED.

115.As of the Effective Date, in each case whether or not: (a) a Proof of Claim or Interest based upon such debt, right, Claim, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such Claim, debt, right, or Interest is

Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan, and in order to, inter alia, preserve and promote the settlements contemplated by and provided for in the Plan, except as otherwise expressly provided in the Plan and/or this Confirmation Order, all Persons and any Person claiming by or through them, which have held or asserted, which currently hold or assert or which may hold or assert any Claims or any other obligations, suits, judgments, damages, debts, rights, remedies, Causes of Action or liabilities of any nature whatsoever, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties based upon, attributable to, arising out of or relating to any Claim against or Interest in the Debtors, whenever and wherever arising or asserted, whether in the U.S. or anywhere else in the world, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty shall be, and shall be deemed to be, permanently stayed, restrained and enjoined from taking any action against any of the Released Parties, and/or their successors and assigns, for the purpose of directly or indirectly collecting, recovering or receiving any payment or recovery with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, Causes of Action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest, arising before the Effective Date (including before the Petition Date), including, but not limited to:

i.

commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, Causes of Action or liabilities, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties or the assets or property of any Released Party;

ii.

enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, Causes of Action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

iii.

creating, perfecting or enforcing any Lien of any kind against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, Causes of Action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

iv.

except as otherwise expressly provided in the Plan and/or the Confirmation Order, asserting, implementing or effectuating any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due to any of the Released Parties or against the property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, Causes of Action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest; and

v.

taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan, the Plan Supplement and/ or the Confirmation Order relating to such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, Causes of Action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest.

V.	Treatment of Executory Contracts and Unexpired Leases

116.The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article X of the Plan shall be, and hereby are, APPROVED in their entirety.

117.The Executory Contracts and Unexpired Leases that are to be assumed or assumed and assigned pursuant to the Plan shall be, and hereby are, APPROVED in their entirety and unless otherwise provided herein, such assumptions and/or assignments shall be effective as of the Effective Date. Notwithstanding the foregoing, any counterparty to an Executory Contract or Unexpired Lease (a) that was added to the list of assumed Executory Contracts and Unexpired Leases, or (b) in respect of which the proposed assignee of such Executory Contract or Unexpired Lease has changed (a “Changed Assignee Contract”), in each case, after the initial filing of the Plan Supplement on December 4, 2020, shall have until seven (7) days after service of any such addition or change (the “Additional Contract Objection Deadline”) to file with this Court (using the electronic case filing system) any objection to the proposed assumption or assumption and assignment of such contract or the proposed cure amount associated therewith. The assumption of the Executory Contracts or Unexpired Leases subject to the Additional Contract Objection Deadline shall not be effective, whether or not the Effective Date has occurred, until the earliest of (a) the expiration of the Additional Contract Objection Deadline without an objection having been timely filed by the applicable counterparty, (b) entry of a further Court order authorizing such assumption or assumption and assignment, or (c) the consensual resolution of such objection by (i) the applicable Debtor (with the consent of the Agent), if before the Effective Date, or the Plan Administrator (with the consent of the Agent), if after the Effective Date, and (ii) the applicable counterparty.

W.	Provisions Governing Distributions

118.The distribution provisions of Article VIII of the Plan shall be, and hereby are, APPROVED in their entirety. The Plan Administrator shall make all distributions to Holders of Allowed Claims and Interests in accordance with the terms of the Plan and the Plan Administrator Agreement.

X.	Disputed, Contingent, and Unliquidated Claims

119.The procedures for resolving disputed, contingent, and unliquidated claims set forth in Article XI of the Plan shall be, and hereby are, APPROVED in their entirety.

120.Except as expressly provided in the Plan or any order of this Court entered on or before the Effective Date, no Claim shall be deemed Allowed unless and until such Claim is deemed Allowed under the Bankruptcy Code, under the Plan, or this Court enters a Final Order in these Cases allowing such Claim under section 502 of the Bankruptcy Code. Except as expressly provided in any order entered by this Court before the Effective Date, the Plan Administrator and Post-Effective Date Debtors will have and retain any and all rights and defenses the Debtors had with respect to any Claim as of the Petition Date, as applicable.

121.To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan.

Y.	Notice of Entry of Confirmation Order and Effective Date

122.In accordance with Bankruptcy Rules 2002 and 3020(c), within ten (10) Business Days after the occurrence of the Effective Date, the Debtors shall file with this Court and serve notice of entry of this Order and the Effective Date, substantially in the form attached as Exhibit B (the “Confirmation and Effective Date Notice”) by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties served with the Combined Hearing Notice and Opt-Out Form; provided that no notice or service of any kind shall be required to be mailed or made upon any Person to whom the Debtors mailed a Combined Hearing Notice and Opt-Out Form, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Person, or are otherwise aware, of that Entity’s new address after conducting a commercially reasonable search therefor. To supplement the notice described in the preceding sentence, within twenty (20) days of the date of the Effective Date the Debtors may submit for publication the Notice of Effective Date in the Wall Street Journal and/or the Houston Chronicle. Mailing and publication of the Notice of Effective Date in the time and manner set forth in this paragraph shall be good and sufficient notice under the particular circumstances in these Cases and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is or will be necessary.

Z.	Bar Date for Administrative Expense Claims

123.The provisions governing the treatment of Allowed Administrative Expense Claims set forth in Article II of the Plan are APPROVED in their entirety.

124.Except as otherwise provided in the Plan, unless previously Filed or paid, requests for payment of Administrative Claims must be Filed no later than thirty (30) days after the Effective Date (the “Administrative Claims Bar Date”).

AA.	Professional Fee Claims

125.The provisions governing Professional Fee Claims set forth in Section 2.04 of the Plan are APPROVED in their entirety.

BB.	Rejection Damage Claims

126.Unless otherwise provided by a Bankruptcy Court Order, any Proofs of Claim asserting Claims arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be Filed no later than thirty (30) days after the later of the Effective Date or the date a Final Order is entered granting the rejection.  Any Proofs of Claim arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases that are not timely Filed are hereby deemed disallowed automatically, forever barred from assertion, and shall not be enforceable against the Debtors, the Estates, or the Post-Effective Date Debtors without the need for any objection by any Person or further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Bankruptcy Schedules or a Proof of Claim to the contrary.  All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts and Unexpired Leases shall be classified as Class 4 GUC Claims and shall be treated in accordance with the particular provisions of the Plan applicable to such Claims; provided however, if the Holder of an Allowed Claim for rejection damages has an unavoidable security interest in any collateral to secure obligations under such rejected Executory Contract or Unexpired Lease, the Allowed Claim for rejection damages shall be treated as an Other Secured Claim to the extent of the value of such Holder’s interest in the collateral, with the deficiency, if any, treated as a Class 4 GUC Claim.

CC.	Preservation of Causes of Action

127.Section 6.10 is APPROVED, which provides: Except to the extent such rights, Claims, Causes of Action, defenses, and counterclaims are otherwise disposed of in the Plan, the Asset Purchase Agreement, or are expressly and specifically released in connection with the Plan and/or Confirmation Order, or in any settlement agreement approved by the Bankruptcy Court during the Cases, or in any contract, instrument, release, indenture, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code: any and all rights, Claims, Retained Causes of Action (including Retained Avoidance Actions), defenses, and counterclaims of or accruing to the Debtors or their Estates shall vest in the Post-Effective Date Debtors, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such rights, Claims, Causes of Action, defenses, and counterclaims have been Scheduled, listed or referred to in the Plan, the Bankruptcy Schedules, or any other document Filed with the Bankruptcy Court; and (b) the Post-Effective Date Debtors do not waive, relinquish, or abandon (nor shall they be estopped or otherwise precluded from asserting) any right, Claim, Cause of Action, defense, or counterclaim that constitutes property of the Estates: (a) whether or not such right, Claim, Cause of Action, defense, or counterclaim has been listed or referred to in the Plan, the Bankruptcy Schedules, the Bankruptcy SOFAs, or any other document Filed with the Bankruptcy Court; (b) whether or not such right, Claim, Cause of Action, defense, or counterclaim is currently known to any of the Debtors; and (c) whether or not a defendant in any litigation relating to such right, Claim, Cause of Action, defense, or counterclaim Filed a Proof of Claim in the Cases, Filed a notice of appearance or any other pleading or notice in the Cases, voted for or against the Plan, or received or retained any consideration under the Plan.  Without in any manner limiting the generality of the foregoing, notwithstanding any otherwise applicable principle of law or equity, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, or refer to a right, Claim, Cause of Action, defense, or counterclaim, or potential right, Claim, Cause of Action, defense, or counterclaim, in the Plan, the Bankruptcy Schedules, or any other document Filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the Plan Administrator’s right (subject to the consent of the Agent) to commence, prosecute, defend against, settle, and realize upon any rights, Claims, Causes of Action, defenses, or counterclaims that any of the Debtors have, or may have, as of the Effective Date.  Subject to the limitations in section 11.02 of the Plan and the Plan Administrator Agreement, and subject to the consent of the Agent, the Plan Administrator may, on behalf of the Post-Effective Date Debtors, commence, prosecute, defend against, settle, and realize upon any rights, Claims, Causes of Action, defenses, and counterclaims that vest in the Post-Effective Date Debtors in its sole discretion, in accordance with what is in the best interests, and for the benefit, of the Creditors.

DD.	Effectiveness of all Actions

128.All actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of this Court, or further action by the Plan Administrator or the respective officers, directors, managers, members, or stockholders of the Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders.

129.This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, and any other documents, instruments, securities, or agreements, and any amendments or modifications thereto.

EE.	Conflicts

130.To the extent that any provision of the Disclosure Statement, or any order entered before Confirmation (for avoidance of doubt, not including this Confirmation Order) referenced in the Plan (or any exhibits, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control. To the extent that any provision of the Plan conflicts with or is in any way inconsistent with any provision of the Confirmation Order, the Confirmation Order shall govern and control.

FF.	Reservation of Rights of United States Attorney

131.Nothing in this Confirmation Order or the Plan discharges, releases, precludes, or enjoins any liability to a Governmental Unit on the part of any non-debtor. Nothing in this Confirmation Order or the Plan shall affect any valid right of setoff or recoupment of any Governmental Unit.

GG.	Treatment of Texas Comptroller

132.Notwithstanding anything to the contrary in the Plan or this Confirmation Order, on the Effective Date, the Post-Effective Date Debtors shall reserve $995,595.50 of Available Cash in the Budgeted Claims Reserve (the “Comptroller Claim Reserve”), which is the aggregate amount asserted against the Debtors by the Texas Comptroller as reflected in amended Claim No. 44 filed by the Texas Comptroller (the “Comptroller Claim”).  The Comptroller Claim Reserve shall remain subject to the Liens of the Agent as provided in Section 4.02(b) of the Plan and shall be maintained by the Post-Effective Date Debtors until the Comptroller Claim is allowed, disallowed, or otherwise resolved or determined pursuant to the Claims reconciliation process set forth in the Plan by a settlement or Final Order (any such settlement being subject to the consent of the Agent); provided, however, that following the resolution and determination of the allowed amount, if any, of the Comptroller Claim, (a) the Post-Effective Date Debtors and/or the Plan Administrator shall pay any allowed amount of the Comptroller Claim (including any interest owed under section 511 of the Bankruptcy Code, if any) in accordance with the terms of the Plan and (b) any unused portion of the Comptroller Claim Reserve shall be distributed in accordance with the provisions of the Plan and this Confirmation Order; provided further, however, that the Plan Administrator, Post-Effective Date Debtors, the Agent, and Texas Comptroller reserve all rights and defenses relating to the Comptroller Claim and the Comptroller Claim Reserve.  Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Comptroller may exercise its common law or Texas statutory rights, if any, to setoff or recoup any tax obligation after the Effective Date without recourse to the Bankruptcy Court; provided, however, that the Debtors Post-Effective Date Debtors, and Plan Administrator reserve all rights and defenses relating to same.

HH.	Reservation of Rights of SEC

133.Notwithstanding any provision herein to the contrary, no provision of the Plan, or this Confirmation Order, (i) releases any non-debtor person or entity (including any Released Party) from any Claim or cause of action of the SEC; or (ii) enjoins, limits, impairs, or delays the SEC from commencing or continuing any Claims, causes of action, proceedings, or investigations against any non-debtor person or entity (including any Released Party) in any forum.

II.	Reservation of Rights

134.None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the

Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests before the Effective Date.

JJ.	Term of Injunctions or Stays

135.Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in these Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of this Court and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

KK.	Nonseverability of Plan Provisions upon Confirmation

136.This Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (c) nonseverable and mutually dependent.

LL.	Authorization to Consummate

137.The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to satisfaction or of the conditions precedent to the Effective Date set forth in Article XII of the Plan.

MM.	Effect of Non-Occurrence of Conditions to the Effective Date

138.If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any claims by or Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the Debtors, any Holders, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders or any other Entity in any respect.

NN.	Retention of Jurisdiction

139.Notwithstanding entry of this Confirmation Order and the occurrence of the Effective Date, this Court shall, after the Effective Date, retain jurisdiction over these Cases and all Persons with respect to all matters related to these Cases, the Debtors, and the Plan to the fullest extent permitted by law, including, without limitation, jurisdiction over those matters set forth in Article XIV of the Plan.

OO.	Final Order

140.This Confirmation Order is a Final Order and the period in which an appeal or any motion seeking to stay or alter the effectiveness hereof must be filed shall commence upon entry hereof.

PP.	Waiver of Stay; Binding Effect

141.Any applicable stay of effectiveness provided in Bankruptcy Rules 3020(e), 6004(h), and 7062, Federal Rule of Civil Procedure 62(a), or otherwise, shall not apply to this Confirmation Order and the (a) Confirmation Order shall be effective and enforceable immediately upon entry and (b) subject to the occurrence of the Effective Date, the provisions of the Plan shall be immediately effective and enforceable and deemed binding upon any Holder of a Claim against, or Equity Interest in, the Debtors, and such Holder’s respective successors and assigns (whether or not the Claim or Equity Interest of such Holder is Impaired under the Plan, whether or not such Holder has accepted the Plan, and whether or not such Holder is entitled to a distribution under the Plan), all Entities that are party, or subject, to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor counterparties to executory contracts, unexpired leases, and any other prepetition agreements. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order, subject to satisfaction or waiver of the conditions precedent to the Effective Date set forth in Article XII of the Plan.

142.The plan is governed by § 1141(d)(3) of the Bankruptcy Code. Notwithstanding anything in the Bankruptcy Code, this Order or the Plan, no discharge is granted under § 1141 of the Bankruptcy Code. To the extent of any conflict, this paragraph controls

Dated: December 16, 2020

THE HONORABLE MARVIN ISGUR

UNITED STATES BANKRUPTCY JUDGE

Exhibit A – Plan

Exhibit B – Form of Notice of Effective Date

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§

In re: §Chapter 11

§

APPROACH RESOURCES INC., et al.,§ Case No. 19-36444 (MI)

§

§(Jointly Administered)

Debtors.5§

§Re: Dkt. Nos. 671, 700

NOTICE OF (I) EFFECTIVE DATE, (II) ENTRY

OF ORDER APPROVING DISCLOSURE STATEMENT ON FINAL BASIS, AND (III) ENTRY OF ORDER CONFIRMING Second Amended Joint Plan of Liquidation of Approach Resources Inc. and its Debtor Affiliates under Chapter 11 of the Bankruptcy Code

PLEASE TAKE NOTICE that on December [●], 2020, the Honorable Marvin Isgur, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), entered the Findings of Fact, Conclusions of Law, and Order (i) Approving the Disclosure Statement in Support of Liquidation of Approach Resources Inc. and its Debtor Affiliates on a Final Basis; and (ii) Confirming the Second Amended Joint Plan of Liquidation of Approach Resources Inc. and its Debtor Affiliates under Chapter 11 of the Bankruptcy Code [Dkt. No. [●]] (the “Confirmation Order”), (a) approving, on a final basis, the Disclosure Statement in Support of Amended Joint Plan of Liquidation of Approach Resources Inc. and its Debtor Affiliates under Chapter 11 of the Bankruptcy Code [Dkt. No. 671] (the “Disclosure Statement”), and (b) confirming the Second Amended Joint Plan of Liquidation of Approach Resources Inc. and its Debtor Affiliates under Chapter 11 of the Bankruptcy Code [Dkt. No. 700] (the “Plan”).

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on [●], 2020 (the “Effective Date”).

PLEASE TAKE FURTHER NOTICE that the name, address, email address, and telephone number of the Plan Administrator appointed under the Plan is:

Allison D. Byman

Byman & Associates PLLC

7924 Broadway, Suite 104

Pearland, TX 77581

Phone: (281) 884-9768

Email: adb@bymanlaw.com

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by the Plan, the Confirmation Order, or any other applicable order of the Bankruptcy Court, or agreed to by the holder of an Allowed Administrative Expense Claim, on one hand, and the Debtors or the Plan Administrator, on the other hand, all requests for payment of Administrative Expense Claims (other than Professional Fee Claims and DIP Facility Claims)6 must be filed and served on the Plan Administrator no later than thirty (30) days after the Effective Date (the “Administrative Expense Claims Bar Date”). Unless otherwise provided in the Plan, Holders of Administrative Expense Claims that are required to file and serve a request for payment of such Administrative Expense Claims that do not file and serve such a request by the Administrative Expense Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Expense Claim(s) in any manner against the Debtors, the Debtors’ Estates, the Plan Administrator, the Post-Effective Date Debtors, or any of their respective Affiliates or representatives.

PLEASE TAKE FURTHER NOTICE that in accordance with Section 10.01 of the Plan, on the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, all Executory Contracts and Unexpired Leases to which any of the Debtors are parties were deemed rejected as of the Effective Date, unless such contract or lease (a) was identified by the Debtors in the Plan Supplement or by announcement on the record at the Confirmation Hearing as an Executory Contract or Unexpired Lease designated for assumption by the Debtors; (b) is the subject of a separate motion or notice to assume or reject Filed by the Debtors, with the consent of the Agent or by announcement on the record at the Confirmation Hearing, and pending as of the Confirmation Hearing; or (c) that previously expired or terminated pursuant to its own terms.  The deadline for filing a proof of claim based upon damages resulting from the rejection of an Executory Contract or Unexpired Lease is the later of (a) thirty (30) days after the Effective Date; or (b) thirty (30) days after a Final Order is entered granting such rejection.  In accordance with section 10.02 of the Plan, any Claim for such damages due to the rejection of an Executory Contract or Unexpired Lease, if not evidenced by a timely filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtors, the Post-Effective Date Debtors, the Plan Administrator, or any of their respective Affiliates or representatives.

PLEASE TAKE FURTHER NOTICE that copies of the Plan, Disclosure Statement, and Confirmation Order may be obtained free of charge by visiting the website maintained by Epiq Corporate Restructuring, LLC at https://dm.epiq11.com/case/approachresources/info. In addition, the Plan, Disclosure Statement, and Confirmation Order are on file with the Bankruptcy Court and may be reviewed for a fee by accessing the Bankruptcy Court’s website: www.txs.uscourts.gov. Note that a PACER password and login are needed to access documents on the Bankruptcy Court’s website. A PACER password can be obtained at:

[5]

  The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Approach Resources Inc. (4817); Approach Midstream Holdings LLC (4122); Approach Oil & Gas Inc. (7957); Approach Operating, LLC (1981); Approach Delaware, LLC (7483); Approach Services, LLC (3806); and Approach Resources I, LP (5316).  The Debtors’ mailing address is One Ridgmar Centre, 6500 West Freeway, Suite 900, Fort Worth, Texas 76116.

[6]

The deadline to file Professional Fee Claims is forty-five (45) days after the Effective Date.  Pursuant to the Plan, any DIP Facility Claims that remain outstanding as of the Effective Date are deemed to be Allowed Secured Claims and Allowed superpriority Administrative Claims in the full amount due and owing, if any, under the DIP Facility Loan Documents and the Final DIP Order.

www.pacer.psc.uscourts.gov.

Dated: [●], 2020.

Houston, Texas

Respectfully submitted,

THOMPSON & KNIGHT LLP

By:                                              .

David M. Bennett

State Bar No. 02139600

Email: david.bennett@tklaw.com

1722 Routh St., Suite 1500
Dallas, TX 75201
Telephone:  (214) 969-1700
Facsimile:   (214) 969-1751

-and-

Demetra L. Liggins

State Bar No. 24026844

Email: demetra.liggins@tklaw.com

Anthony F. Pirraglia

State Bar No. 24103017

Email: anthony.pirraglia@tklaw.com

811 Main Street, Suite 2500
Houston, TX 77002
Telephone:  (713) 654-8111
Facsimile:   (713) 654-1871

COUNSEL FOR DEBTORS AND Debtors in Possession